UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2018

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

On June 5, 2018, the shareholders of Nabors Industries Ltd. (the “Company”) approved an amendment to the Company’s 2016 Stock Plan to (i) increase the number of shares available under the 2016 Stock Plan by 10,500,000 shares, (ii) provide for a vesting period of not less than one year for awards of restricted stock and restricted stock units granted to the Company’s non-employee directors, and (iii) ratify the Board’s approval of a new director compensation policy that limits each non-employee director’s individual compensation to a maximum of $550,000 per calendar year.

The foregoing is not a complete description of all of the terms and provisions of the amendment to the 2016 Stock Plan approved by the shareholders (collectively, the “Amendment”), and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under Item 1.01 is incorporated into this Item 5.02 in its entirety.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders of the Company was held on June 5, 2018.  Holders of 328,681,127 shares, representing 88.8% of our outstanding shares of common stock entitled to vote as of the record date for the meeting, participated in person or by proxy.

As explained in our proxy statement relating to the meeting:

•      In accordance with the Company’s Bye-Laws, directors are elected by a plurality of the votes cast.  However, the Company has adopted a policy requiring that, in the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his or her election, he or she must promptly tender his or her resignation from the Board of Directors (the “Board”), which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.

•      Approval of the other matters considered at the meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions having the effect of votes against a proposal and broker nonvotes being disregarded in the calculation.

The matters voted upon at the meeting were:

 1.  Election of Directors*

	Shares For	Shares Withheld	Nonvotes	Result
Tanya S. Beder	274,404,549	8,096,355	46,180,223	Elected
James R. Crane	148,702,595	133,798,309	46,180,223	Elected
John P. Kotts	149,939,077	132,561,827	46,180,223	Elected
Michael C. Linn	147,832,264	134,668,640	46,180,223	Elected
Anthony G. Petrello	273,569,872	8,931,032	46,180,223	Elected
Dag Skattum	272,713,361	9,787,543	46,180,223	Elected
John Yearwood	221,682,960	60,817,944	46,180,223	Elected

* All directors were elected by a majority of shares voted.

2.  Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Independent Auditor’s Remuneration

For	323,689,525
Against	4,469,442
Abstain	522,160

RESULT:  Approved (98.4% For)

3.  Advisory Vote on Compensation of Named Executive Officers

For	114,878,015
Against	167,182,901
Abstain	439,988
Nonvotes	46,180,223

RESULT:  Not Approved (40.7% For)

4.  Proposal To Approve Amendment No. 1 to the Company’s 2016 Stock Plan

For	276,656,748
Against	5,389,304
Abstain	454,852
Nonvotes	46,180,223

RESULT:  Approved (97.9% For)

Item 7.01.             Regulation FD Disclosure.

On June 6, 2018, the Board of Directors of Nabors Industries Ltd. declared a cash dividend of $0.64 per outstanding share of its 6.00% Mandatory Convertible Preferred Shares, Series A. The dividend will be paid on August 1, 2018, to shareholders of record at the close of business on July 13, 2018.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1

Amendment No. 1 to the Nabors Industries Ltd. 2016 Stock Plan (incorporated by reference to Annex B to the Nabors Industries Ltd. Definitive Proxy Statement (File No. 001-32657) filed with the SEC on April 26, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: June 7, 2018	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary